Exhibit 99.1

Immunome Reports Full-Year 2023 Financial Results and Provides Update on Recently Acquired Assets

-	Topline data for Phase 3 RINGSIDE trial of AL102 expected in first quarter of 2025
-	IM-1021 and IM-3050 IND filings expected in first quarter of 2025
-	Current cash expected to fund activities into 2026

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the full-year ended December 31, 2023, and provided an overview of recent developments.

“2023 was a transformative year for Immunome as we closed the merger with Morphimmune, advanced our pipeline and expanded the company’s leadership team,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer. “These accomplishments laid the groundwork for a productive start to 2024, including the acquisition of two promising assets and a successful financing.”

Dr. Siegall continued, “We are focused on efficiently developing our four existing assets and expanding our pipeline. We expect to add novel antibody-drug conjugates (ADCs) and radioligand therapies (RLTs) to the pipeline through internal discovery efforts while continuing to evaluate opportunities to acquire high-quality assets on favorable financial terms. We are well-positioned to develop best-in-class or first-in-class therapies to improve the lives of cancer patients.”

Pipeline Highlights

The purchase of AL102 from Ayala Pharmaceuticals closed on March 25, 2024. Immunome expects to report topline data for the ongoing Phase 3 RINGSIDE Part B trial of AL102 in the first quarter of 2025. Ayala previously announced the full enrollment of RINGSIDE in February 2024. In parallel, Immunome is evaluating and performing additional manufacturing and pharmacology work required to support an NDA submission of AL102.

Immunome’s preclinical pipeline includes IM-1021, a ROR1 ADC; IM-3050, a FAP-targeted RLT; and IM-4320, an anti-IL-38 immunotherapy candidate. Immunome anticipates submitting investigational new drug applications (INDs) for IM-3050 and IM-1021 in the first quarter of 2025. Anticipated timing for an IND for IM-4320 will be shared at a later date.

Highlights from 2023 and early 2024

•	Successfully completed an underwritten offering of 11.5M shares priced at $20 per share for gross proceeds of $230.0M in February 2024, providing capital that is expected to support completion of the RINGSIDE trial and advancement of IM-1021, IM-3050 and IM-4320 into clinic. Immunome’s current cash runway is expected to extend into 2026.

•	Acquired AL102, a Phase 3 gamma secretase inhibitor with best-in-class potential, from Ayala Pharmaceuticals in March 2024.
•	Exclusively licensed IM-1021 (formerly known as ZPC-21), a preclinical ROR1 ADC with first-in-class potential, as well as the underlying ADC linker-payload technology, from Zentalis in January 2024.
•	Nominated IM-3050 as a FAP RLT candidate with first-in-class potential in December 2023.
•	Completed the acquisition of Morphimmune, Inc, a concurrent PIPE of $125 million, and the transition to Clay Siegall, Ph.D. as President and CEO in October 2023.
•	Filled leadership positions post-merger, including key members of the Executive Committee and five VP/SVP roles.

Full-year 2023 Financial Results

•	As of December 31, 2023, cash, cash equivalents and marketable securities totaled $138.1 million, which does not include gross proceeds of $230 million from the February financing.
•	Research and development expenses for the year ended December 31, 2023 were $23.1 million. In-process research and development expenses for the year ended December 31 2023 were $80.8 million.
•	General and administrative expenses for the year ended December 31, 2023 were $19.7 million.
•	Immunome reported a net loss of $106.8 million, or basic and diluted net loss per share attributable to common stockholders of $5.38, for the year ended December 31, 2023.

About Immunome, Inc.

Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Our portfolio pursues each target with a modality appropriate to its biology, including small molecules, ADCs, RLTs and immunotherapies. We believe that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Our proprietary memory B cell hybridoma technology allows for the rapid screening and functional characterization of novel antibodies and targets.

For more information, visit www.immunome.com or follow us on Twitter and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). We use words such as “may,” “could,” “potential,” “will,” “plan,” “believe,” “goal,” “optimistic,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These forward-looking statements include, but are not limited to, statements regarding immunome’s expectation to add novel ADCs and RLTs to its pipeline; Immunome’s expectation to report topline data for the ongoing Phase 3 RINGSIDE Part B trial of AL102 in the first quarter of 2025; Immunome’s expected timeline for filing INDs for IM-3050 and IM-1021 in the first quarter of 2025; Immunome’s expectation that it will share a date for filing an IND for IM-4320; Immunome’s expectation that the funds from the February financing will support completion of the RINGSIDE trial and advancement of IM-1021, IM-3050 and IM-4320 into clinic; Immunome’s expected cash runway; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Such forward-looking statements are based on Immunome’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the risk that Immunome will not be able to realize the benefits of its strategic transactions, Immunome’s ability to grow and successfully execute on its business plan, including the development and commercialization of its pipeline; changes in the applicable laws or regulations; the possibility that Immunome may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that interim results of a clinical trial do not necessarily predict final results; potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom; the risk that our product and development candidates fail to achieve their intended endpoints; the complexity of numerous regulatory and legal requirements that Immunome needs to comply with to operate its business; the reliance on Immunome’s management; the prior experience and successes of the Immunome’s management team not being indicative of any future success; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; the failure to obtain, adequately protect, maintain or enforce Immunome’s intellectual property rights; and other risks and uncertainties indicated from time to time described in exhibit 99.2 filed with Immunome’s Current Report on Form 8-K with Securities and Exchange Commission (“SEC”) on February 13, 2024, and in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2023, being filed with the SEC later today, and in Immunome’s other filings with the SEC. Immunome cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, Immunome operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, Immunome does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations.

Investor Contact:

Max Rosett

Interim Chief Financial Officer

investors@immunome.com

Immunome, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$98,679	$20,323
Marketable securities	39,463	-
Prepaid expenses and other current assets	6,561	2,326
Total current assets	144,703	22,649
Property and equipment, net	2,073	681
Operating right-of-use asset, net	1,564	284
Restricted cash	100	100
Deferred offering costs	-	332
Other long-term assets	100	-
Total assets	$148,540	$24,046
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,311	$2,400
Accrued expenses and other current liabilities	8,025	4,931
Deferred revenue, current	10,493	-
Total current liabilities	21,829	7,331
Deferred revenue, non-current	5,489	-
Other long-term liabilities	1,340	62
Total liabilities	28,658	7,393
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock	—	—
Common stock	4	1
Additional paid-in capital	342,663	132,653
Accumulated other comprehensive income	22	-
Accumulated deficit	(222,807)	(116,001)
Total stockholders’ equity	119,882	16,653
Total liabilities and stockholders’ equity	$148,540	$24,046

Immunome, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2023	2022
Collaboration revenue	$14,018	$—
Operating expenses:
In-process research and development	80,802	—
Research and development	23,089	23,272
General and administrative	19,657	13,629
Total operating expenses	123,548	36,901
Loss from operations	(109,530)	(36,901)
Other income:
Interest income, net	2,724	5
Total other income	2,724	5
Net loss	$(106,806)	$(36,896)
Deemed dividend arising from warrant modification	—	(622)
Net loss attributable to common stockholders	$(106,806)	$(37,518)
Per share information:
Net loss per common share, basic and diluted	$(5.38)	$(3.09)
Weighted-average common shares outstanding, basic and diluted	19,843,651	12,126,573
Comprehensive loss
Net loss	$(106,806)	$(37,518)
Unrealized gain on marketable securities	22	—
Comprehensive loss	$(106,784)	$(37,518)